SUB-PLACEMENT AGENT AGREEMENT


         AGREEMENT made as of the ______ day of ________, 200_ by and between Turner Investment Distributors, Inc. (the "Placement Agent") and _________ ("Broker-Dealer").

                                   WITNESSETH:

         WHEREAS, ACP Funds Trust (the "Trust") is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended ("Investment Company Act"), and its securities ("Shares") are exempt from registration pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, the Trust has retained the Placement Agent to provide placement agency services with respect to the Shares of the portfolios set forth in Schedule A attached hereto and such other portfolios as the Trust and the Placement Agent may agree upon (each, a "Fund" and collectively, the "Funds"); and

         WHEREAS, the Placement Agent desires to appoint Broker-Dealer, and Broker-Dealer desires to serve, as the Placement Agent's agent in providing distribution assistance and shareholder services pertaining to the Funds.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

SECTION 1 - SERVICES TO BE PROVIDED

         (a) The Placement Agent hereby appoints, and Broker-Dealer agrees to act, as the Placement Agent's non-exclusive agent in providing services under this Agreement. Broker-Dealer will not act in a principal capacity or as a principal underwriter to the Trust as defined in the Investment Company Act. In acting as the Placement Agent's agent, Broker-Dealer may rely solely and conclusively on the representations contained in the Private Placement Memorandum ("PPM") and SAI for each Fund, as well as any other written solicitation or other materials the Placement Agent provides to Broker-Dealer, and Broker-Dealer assumes no responsibility for the accuracy of such materials.

         (b) Services that Broker-Dealer may provide include the following:

                  (i) Assist the Placement Agent in privately placing Shares of the Funds to Broker-Dealer's existing customers or other appropriately qualified investors ("Customers") in accordance with Regulation D under the Securities Act;

                  (ii) Assist the Placement Agent in processing purchase and sale requests for Customers and in placing such orders with the Funds;

                  (iii) Provide periodic information to Customers about their holdings of Fund Shares;

                  (iv) Arrange for bank wires or federal funds wires;

                  (v) Respond to Customer inquiries concerning their investments in the Funds and the services performed by Broker-Dealer under this Agreement;

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                  (vi) Where required by law, forward Fund shareholder
         communications (such as proxies, shareholder reports, financial statements and dividend, distribution and tax notices) to Customers;

                  (vii) Assist Customers in changing dividend options, account designations, addresses, and other account servicing related tasks; and

                  (viii) Provide such other similar services as the Placement Agent may reasonably request to the extent permitted under applicable laws or regulations.

SECTION 2 - OFFERING AND SALE OF SHARES

         (a) Unless otherwise agreed in writing by the Placement Agent and Broker-Dealer, offers of Shares of a Fund will be made by Broker-Dealer only through and pursuant to the terms and conditions of the Fund's PPM and at the price described therein, including any amendment or supplement to the PPM.

         (b) Each prospective purchaser of Shares will be required to deliver a completed subscription application form to the Placement Agent in the form to be approved by the Placement Agent at the address specified therein. No prospective purchaser shall have the right to purchase any shares until the Placement Agent accepts the application form. The Broker-Dealer shall seek the written approval of the Placement Agent prior to initiating solicitation activities in a particular jurisdiction, which approval may be withheld in the Placement Agent's sole discretion. Further, the Broker-Dealer will cease solicitation activities with respect to the Shares in any jurisdiction, if so directed by the Placement Agent. The Placement Agent may limit the manner in which the Broker-Dealer offers for sale or solicits offers with respect to Shares of the Funds by establishing offering guidelines.

         (c) Broker-Dealer shall be responsible for compliance with all applicable rules and regulations relating to the offering and sale of Shares, including, without limitation, the rules and regulations of the Securities and Exchange Commission, the self-regulatory organizations of which Broker-Dealer is a member, and the various states having jurisdiction over Broker-Dealer. Without limiting the foregoing, Broker-Dealer shall conduct commercially reasonable due diligence with respect to the solicitation of Customers for the purchase of Shares, shall determine whether a Customer qualifies as an "accredited investor" as that term is defined in the Securities Act and regulations thereunder, and shall be responsible for all applicable anti-money laundering requirements with respect to Customer purchases of Shares.

SECTION 3 - COMPENSATION

In return for providing the services set forth in this Agreement, Broker-Dealer will be entitled to receive an asset-based distribution fee from each Fund for Fund Shares held by Broker-Dealer's Customers equal in amount to the percentage of net assets set forth in Schedule A to this Agreement. The fee will be calculated and paid in the manner set forth in Schedule A.

SECTION 4 - REPRESENTATIONS

         (a) The Placement Agent represents and warrants as of the date hereof and throughout the term of this Agreement that:

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                  (i) The Placement Agent is a broker-dealer registered with the
         SEC under the Securities Exchange Act of 1934, as amended, a member of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

                  (ii) The Placement Agent serves as "principal underwriter" to the Trust within the meaning of the Investment Company Act under one or more written agreements that are validly executed, comply fully with applicable provisions of the Investment Company Act and other applicable laws and regulations, and will remain in full force and in effect throughout the term of this Agreement;

                  (iii) The amount and form of compensation payable to Broker-Dealer under Section 3 of this Agreement as well as any other cash and non-cash compensation payable to Broker-Dealer complies fully with applicable provisions of the NASD Conduct Rules, including without limitation NASD Conduct Rules 2820 and 2830, as well as other applicable laws and regulations and such compensation is accurately and adequately disclosed in compliance with all applicable laws and regulations;

                  (iv) All asset-based fees payable to Broker-Dealer under this Agreement for providing distribution-related services will comply fully with the terms and conditions of Rule 12b-1 under the Investment Company Act, or otherwise comply with applicable laws and regulations;

                  (v) The PPM and SAI for each Fund and any additional written materials that the Placement Agent supplies to Broker-Dealer comply in all material respects with applicable regulatory and disclosure requirements;

                  (vi) The Placement Agent and the Trust are duly organized and validly existing under the laws of the jurisdiction(s) in which the Placement Agent and the Trust were organized;

                  (vii) All authorizations (if any) required for the Placement Agent's lawful execution of this Agreement and the Placement Agent's performance hereunder have been obtained; and

                  (viii) The Placement Agent agrees to provide Broker-Dealer with sufficient quantities of Fund PPMs, proxy materials and other shareholder communications to send to Customers at no cost to Broker-Dealer. The costs that Broker-Dealer may incur in mailing such materials shall be reimbursed by the Placement Agent as the parties may agree.

         (b) Broker-Dealer represents and warrants that:

                  (i) Broker-Dealer is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, a member of the NASD and qualified to conduct business as a broker-dealer in each of the states in which the Funds may be sold;

                  (ii) Broker-Dealer is duly organized and validly existing under the laws of the jurisdiction in which Broker-Dealer was organized;

                  (iii) All authorizations required for Broker-Dealer's lawful execution of this Agreement and Broker-Dealer's performance hereunder have been obtained;

                  (iv) Any information Broker-Dealer provides to Customers concerning the Funds will be based on information contained in the PPMs or SAI for the Funds, or on promotional materials or sales literature that the Placement Agent furnishes to the Broker-Dealer or that have been previously approved in writing by the Placement Agent;

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                  (v) Broker-Dealer will distribute Fund PPMs, proxy materials and other shareholder communications to Customers in accordance with applicable regulatory requirements, including Regulation D under the Securities Act, except to the extent the Placement Agent expressly undertakes in writing to do so;

                  (vi) Broker-Dealer will not effect any transactions (including, without limitation, any purchases, exchanges and redemptions) in any Fund shares, registered in the name of, or beneficially owned by, any Customer, unless to Broker-Dealer's knowledge, such Customer has granted to Broker-Dealer full right, power and authority to effect such transactions on such Customer's behalf; and

                  (vii) Broker-Dealer will obtain from each Customer for whom it acts as agent for the purchase of Fund shares any taxpayer identification number certification and such other information as may be required from time to time under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and other applicable law and regulation, and shall provide the Placement Agent or its designee with timely written notice of any failure to obtain such taxpayer identification number certification or other information.

SECTION 5 - INDEMNIFICATION

         (a) Broker-Dealer agrees to indemnify, defend and hold harmless the Placement Agent and the Funds and their predecessors, successors, and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by the Placement Agent from any and all losses, claims, liabilities, costs, and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of the howsoever they arise, and as they are incurred, which relate in any way to (i) any alleged violation of any stature or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, related to the offer or sale by Broker-Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that the Placement Agent's gross negligence or failure to follow correct instructions received from Broker-Dealer is the cause of such loss, claim, liability, cost or expense); (ii) any repurchase pursuant to instructions received from Broker-Dealer or its directors, partners, affiliates, officers, employees or agents; or (iii) the breach by Broker-Dealer of any of its representations and warranties specified herein or Broker-Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Broker-Dealer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Broker-Dealer. This indemnity agreement is in addition to any other liability which Broker-Dealer may otherwise have, and such right of indemnification will survive the termination of this Agreement.

         (b) The Placement Agent agrees to indemnify, defend and hold harmless Broker-Dealer and its predecessors, successors and affiliates, each current or former partner, officer, director, employee or agent, and each person who controls or is controlled by Broker-Dealer from any and all losses, claims, liabilities, costs and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them which arise, and which relate to any untrue statement of or omission to state a material fact contained in a PPM or any written sales literature or other marketing materials provided by the Placement Agent to Broker-Dealer, required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement is in addition to any other liability which the Placement Agent may otherwise have, and such right of indemnification will survive the termination of this Agreement.

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         (c) In no case shall the indemnification provided in this Section 5 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

SECTION 6 - ARBITRATION

In the event of a dispute with respect to this Agreement that the parties are unable to resolve themselves, such dispute will be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure ("NASD Code"). The arbitrators will act by majority decision and their award may allocate attorneys' fees and arbitration costs between the parties. Their award will be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction. The parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities industry.

SECTION 7 - CONFIDENTIALITY OF CUSTOMER INFORMATION

The names, addresses and other information concerning Customers are and shall remain the sole property of Broker-Dealer. Neither the Placement Agent or its affiliates, nor their officers, directors, employees or agents, or any control person of the foregoing persons shall use such names, addresses or other information for any purpose except in connection with the performance of the Placement Agent's duties and responsibilities hereunder and except for shareholder servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Section 7 shall not prohibit the Placement Agent or any of its affiliates from using for any purpose the names, addresses or other information concerning any of Broker-Dealer's Customers if such names, addresses or other information are obtained in any manner other than from Broker-Dealer pursuant to this Agreement. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8 - NON-EXCLUSIVITY OF AGREEMENT

Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between the Placement Agent and Broker-Dealer. Except to the extent set forth above in Section 1 of this Agreement, neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except: (i) as required by any applicable federal or state law, rule, regulation or requirement; (ii) pursuant to any promotional programs mutually agreed upon in writing by the parties hereto; and (iii) that Broker-Dealer may supply its Customers with a list of Funds available under this Agreement.

SECTION 9 - NOTICES

Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United Sates first class mail, return receipt requested, or by facsimile, telecopier, telex, telegram or similar means of same

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day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Placement Agent shall be given or sent to the Placement Agent at its offices, located at 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312, Attention: President. All notices to Broker-Dealer shall be given or sent to Broker-Dealer at Broker-Dealer's address shown below.

SECTION 10 - TERM AND TERMINATION OF AGREEMENT

This Agreement shall become effective only when accepted and signed by both the Placement Agent and Broker-Dealer, and may be terminated at any time by either party hereto upon 30 days' prior written notice to the other party. After the date of termination of this Agreement (the "Termination Date"), the compensation described in Section 3 hereof will continue to be due with respect to any Shares held by Broker-Dealer's Customers on the Termination Date for so long as such shares are held in an account with Broker-Dealer and Broker-Dealer continues to provide the services described in this Agreement. Broker-Dealer agrees that in the event of termination of the Agreement as provided in this Section 10, it shall provide the Placement Agent with such reports and certificates as the Placement Agent may reasonably request as necessary to determine that the continued payment of compensation has been calculated in accordance with this Agreement.

SECTION 11 - ASSIGNABILITY

This Agreement is not assignable within the meaning of the Investment Company Act by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void.

SECTION 12 - SCHEDULES; ENTIRE AGREEMENT

All Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Schedules hereto) constitutes the entire Agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Broker-Dealer.

SECTION 13 - AMENDMENT

This Agreement may be amended only by a writing executed by each party, except that the Placement Agent may amend Schedule A on 30 days' written notice to Broker-Dealer or such earlier time as the parties shall agree.

SECTION 14 - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.


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         IN WITNESS WHEREOF the parties hereto have caused the Agreement to be duly executed as of the date first written above.

                                    TURNER INVESTMENT DISTRIBUTORS, INC.


                                  By___________________________________________
                                  Name:
                                  Title :

                                  [NAME OF BROKER-DEALER]


                                   By
                                   --------------------------------------------
                                   Name:
                                   Title:

                                   Address:
                                   --------------------------------------------

                                   --------------------------------------------





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                                   SCHEDULE A


Pursuant to Section 3, the Placement Agent shall pay the Broker-Dealer compensation at an annual rate as follows:

FUND                                                      FEE (IN BASIS POINTS)
----                                                      ---------------------


ACP Advantage Continuum Return Fund         Distribution (12b-1) Fee:  0.75%

ACP Advantage Strategic Opportunities Fund  Distribution (12b-1) Fee:  0.75%



Calculation of Fees

Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of each listed Fund held by Broker-Dealer's Customers.